Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Employee Director Compensation Stock Plan of Harding Lawson Associates Group, Inc. of our report dated July 3, 1998 with respect to the consolidated financial statements of Harding Lawson Associates Group, Inc. included in its Form 10-K for the year ended May 31, 1998, filed with the Securities and Exchange Commission.


San Francisco, California
October 15, 1998